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                                                            Exhibit 1.1


                            EAGLE SUPPLY GROUP, INC.

                      2,000,000 SHARES OF COMMON STOCK AND

                    2,500,000 COMMON STOCK PURCHASE WARRANTS

                             UNDERWRITING AGREEMENT

                                                             Boca Raton, Florida
                                                                          , 1998

Barron Chase Securities, Inc.
7700 West Camino Real
Boca Raton, Florida 33433

Gentlemen:

         Eagle Supply Group, Inc. (the "Company"), on the basis of the representations, warranties, covenants and conditions contained herein, hereby proposes to issue and sell to Barron Chase Securities, Inc. (the "Underwriter") for sale in a proposed public offering pursuant to the terms of this Underwriting Agreement (the "Agreement"), on a "firm commitment" basis, 2,000,000 shares of Common Stock (the "Shares") at $5.00 per Share and 2,500,000 Redeemable Common Stock Purchase Warrants (the "Warrants") at $.125 per Warrant. The Shares and the Warrants are collectively referred to as the "Securities". Each Warrant is exercisable to purchase one (1) share of Common Stock (the "Common Stock") at $5.00 per share at any time during the period between the Effective Date and five (5) years from the Effective Date. The date upon which the Securities and Exchange Commission ("Commission") shall declare the Registration Statement of the Company effective shall be the "Effective Date". The Warrants are subject to redemption under certain circumstances. In addition, the Company proposes to grant to the Underwriter the option referred to in
Section 2(b) to purchase all or any part of an aggregate of 300,000 additional Shares and/or 375,000 additional Warrants (the "Option Securities").

         The Underwriter has advised the Company that the Underwriter desires to purchase the Securities, and that the Underwriter is authorized to execute this Agreement. The Company confirms the agreements made by it with respect to the purchase of the Securities by the Underwriter, as follows:

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         1.       Representations and Warranties of the Company.

         The Company represents and warrants to, and agrees with the Underwriter as of the Effective Date (as defined above), the Closing Date (as hereinafter defined) and the Option Closing Date (as hereinafter defined) that:

         (a) A registration statement (File No. 333-09951) on Form S-1 relating to the public offering of the Securities, including a preliminary form of the prospectus, copies of which have heretofore been delivered to the Underwriter, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, and has been filed with the Commission under the Act. The Company has prepared in the same manner and proposes to file, prior to the Effective Date of such registration statement, an additional amendment or amendments to such registration statement, including a final form of Prospectus, copies of which shall be delivered to the Underwriter. "Preliminary Prospectus" shall mean each prospectus filed pursuant to the Rules and Regulations under the Act prior to the Effective Date. The registration statement (including all financial schedules and exhibits) as amended at the time it becomes effective and the final prospectus included therein are respectively referred to as the "Registration Statement" and the "Prospectus", except that (i) if the prospectus first filed by the Company pursuant to Rule 424(b) of the Rules and Regulations shall differ from said prospectus as then amended, the term "Prospectus" shall mean the prospectus first filed pursuant to Rule 424(b), and (ii) if such registration statement or prospectus is amended or such prospectus is supplemented, after the effective date of such registration statement and prior to the Option Closing Date (as hereinafter defined), the terms "Registration Statement" and "Prospectus" shall include such registration statement and prospectus as so amended, and the term "Prospectus" shall include the prospectus as so supplemented, or both, as the case may be.

         (b) At the Effective Date and at all times subsequent thereto up to the Option Closing Date, if any, and during such longer period as the Prospectus may be required to be delivered in connection with salesDealers: (i) the Registration Statement and Prospectus will in all respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representations, warranties or agreement as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter

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specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus with respect to stabilization, under the heading "Underwriting" and regarding the identity of counsel to the Underwriter under the heading "Legal Matters" constitute the only information furnished in writing by the Underwriter for inclusion in the Prospectus.

         (c) Each of the Company and each subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify will not materially affect the Company's business, properties or financial condition.

         (d) The authorized, issued and outstanding securities of the Company as of the date of the Prospectus is as set forth in the Prospectus under "Capitalization"; all of the issued and outstanding securities of the Company have been, or wil duly authorized, validly issued and fully paid and non-assessable; the issuances and sales of all such securities complied in all material respect with, or were exempt from, applicable Federal and state securities laws; the holders thereof have no rights of rescission against the Company with respect thereto, and are not subject to personal liability by reason of being such holders; none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any securities of the Company have been granted or entered into by the Company; and all of the securities of the Company, issued and to be issued as set forth in the Registration Statement, conform to all statements relating thereto contained in the Registration Statement and Prospectus.

         (e) The Shares are duly authorized, and when issued, delivered and paid for pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights of any security holder of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated in this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company, except as described in the Registration Statement.

         The Warrants have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will have been

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duly authorized, validly issued and delivered and will constitute valid and legally binding obligations of the Company entitling the holders to the benefits provided by the warrant agreement pursuant to which such Warrants are to be issued (the "Warrant Agreement"), which will be substantially in the form filed as an exhibit to the Registration Statement. The shares of Common Stock issuable upon exercise of the Warrants have been reserved for issuance and when issued in accordance with the terms of the Warrants and Warrant Agreement will be duly and validly authorized, validly issued, fully paid and non-assessable, free of pre-emptive rights, and no personal liability will attach to the ownership thereof. The Warrant exercise period and the Warrant exercise price may not be changed or revised by the Company without the prior written consent of the Underwriter. The Warrant Agreement has been duly authorized and, when executed and delivered pursuant to this Agreement, will have been duly executed and delivered and will constitute the valid and legally binding obligation of the Company enforceable in accordance with its terms.

         The Common Stock Underwriter Warrants, the Warrant Underwriter Warrants, the Underlying Warrants, the shares of Common Stock issuable upon exercise of the Common Stock Underwriter Warrants, and the shares of Common Stock issuable upon exercise of the Underlying Warrants (all as defined in the Underwriter's Warrant Agreement described in Section 11 herein), have been duly authorized and, when issued, delivered and paid for, will be validly issued, fully paid, non-assessable, free of pre-emptive rights and no personal liability will attach to the ownership thereof, and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the Underwriter's Warrant Agreement.

         (f) This Agreement, the Warrant Agreement, the Financial Advisory Agreement, the Merger and Acquisition Agreement (the "M/A Agreement") and the Underwriter's Warrant Agreement have been duly and validly authorized, executed and delivered by the Company, and assuming due execution of this Agreement by the other party hereto, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally. The Company has full power and lawful authority to authorize, issue and sell the Securities to be sold by it hereunder on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Securities or the securities to be issued pursuant to the Underwriter's Warrant Agreement, except such as may be required under the Act or state securities laws, or as otherwise have been obtained.

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         (g) Except as described in the Prospectus, neither the Company nor any subsidiary is in material violation, breach of or default under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement will not conflict with, or result in a breach of, or constitute a material default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or any subsidiary or any of the terms or provisions of any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary may be bound or to which any of the property or assets of the Company or any subsidiary is subject, nor will such action result in any material violation of the provisions of the Articles of Incorporation or By-Laws of the Company or any subsidiary, as amended, or any statute or any order, rule or regulation applicable to the Company or subsidiary of any court or of any regulatory authority or other governmental body having jurisdiction over the Company or each subsidiary.

         (h) Subject to the qualifications stated in the Prospectus, the Company and each subsidiary have good and marketable title to all properties and assets described in the Prospectus as owned by each of them, free and clear of all liens, charges, encumbrances or restrictions, except such as are not material to its business, financial condition or results of operation; all of the material leases and subleases under which the Company or each subsidiary is the lessor or sublessor of properties or assets or under which the Company or each subsidiary holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, neither the Company nor each subsidiary is in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company or any subsidiary as lessor, sublessor, lessee, or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or any subsidiary to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus; and the Company and each subsidiary owns or leases all such properties described in the Prospectus as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

         (i) Deloitte & Touche LLP, who has given its report on certain financial statements filed and to be filed with the Commission as part of the Registration Statement, and which are includpany, independent public accountants as required by the Act and the Rules and Regulations.

         (j)      The financial statements and schedules, together with

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related notes, set forth in the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Said financial statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved. The Company's internal accounting controls and procedures are sufficient to cause the Company and each subsidiary to prepare financial statements which comply in all material respects with generally accepted accounting principles applied on a basis which is consistent during the periods involved. During the preceding five (5) year period, nothing has been brought to the attention of the Company's management that would result in any material reportable condition relating to the Company's internal accounting procedures, weaknesses or controls.

         (k) Subsequent to the respective dates as of which information is set forth in the Registration Statement and the Prospectus and to and including the Option Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) neither the Company nor any subsidiary has incurred and will not have incurred any material liabilities or obligations, direct or contingent, and has not entered into and will not have entered into any material transactions other than in the ordinary course of business and/or as contemplated in the Registration Statement and the Prospectus; (ii) neither the Company nor any subsidiary has and will not have paid or declared any dividends or have made any other distribution on its capital stock; (iii) there has not been any change ng-term debt by, the Company or any subsidiary; (iv) neither the Company nor any subsidiary has issued any options, warrants or other rights to purchase the capital stock of the Company or any subsidiary; and (v) there has not been and will not have been any material adverse change in the business, financial condition or results of operations of the Company or any subsidiary, or in the book value of the assets of the Company or any subsidiary, arising for any reason whatsoever.

         (l) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company or any subsidiary, threatened, any material action, suit, proceeding, inquiry, arbitration or investigation against the Company or any subsidiary, or any of the officers or directors of the Company or any subsidiary, or any material action, suit, proceeding, inquiry, arbitration, or investigation, which might result in any material adverse change in the condition (financial or other), business prospects, net worth, or properties of the Company or any subsidiary.

         (m) Except as disclosed in the Prospectus, each of the Company and each subsidiary has filed all necessary federal, state

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and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and there is no tax deficiency which has been or to the knowledge of the Company might be asserted against the Company or any subsidiary that has not been provided for in the financial statements.

         (n) Except as set forth in the Prospectus, each of the Company and each subsidiary has sufficient licenses, permits and other governmental authorizations currently required for the conduct of its business or the ownership of its property as described in the Prospectus and is in all material respects in compliance therewith and owns or possesses adequate right to use all material patents, patent applications, trademarks, service marks, trade-names, trademark registrations, service mark registrations, copyrights, and licenses necessary for the conduct of such business and has not received any notice of conflict with the asserted rights of others in respect thereof. To the best of the Company's knowledge, none of the activities or business of the Company or any subsidiary are in violation of, or cause the Company or any subsidiary to violate, any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or body of the United States or of any state, county or locality, the violation of which would have a material adverse impact upon the condition (financial or otherwise), business, property, prospective results of operations, or net worth of the Company and any subsidiary.

         (o) Neither the Company nor any subsidiary has, directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution, in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public of quasi-public duties, other than payments or contributions required or allowed by applicable law.

         (p) On the Closing Dates (herein defined) all transfer or other taxes (including franchise, capital stock or other tax, other than income taxes, imposed by any jurisdiction) if any, which are required to be paid in connection with the sale and transfer of the Securities to the Underwriter hereunder will have been fully paid or provided for by the Company, and all laws imposing such taxes will have been fully complied with.

         (q) All contracts and other documents which are required to be described in or filed as exhibits to the Registration Statement have been so described and/or filed.

         (r) Except as described in the Registration Statement and Prospectus, no holders of Common Stock or of any other securities of the Company have the right to include such Common Stock or other securities in the Registration Statement and Prospectus.

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         (s) Except as set forth in or contemplated by the Registration
Statement and the Prospectus, neither the Company nor any subsidiary has any material contingent liabilities.

         (t) The Company has no subsidiary corporations except as disclosed in the Registration Statement and Prospectus, nor has it any equity interest in any partnership, joint venture, association or other entity except as disclosed in the Registration Statement or Prospectus. Except as described in the Registration Statement and Prospectus, the Company owns all of the outstanding securities of each of its subsidiaries.

         (u) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus with respect to the offer and sale of the Securities and each Preliminary Prospectus, as of its date, has conformed fully in all material respects with the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

         (v) Neither the Company, nor, to the Company's knowledge, any of its officers, directors, employees or stockholders, have taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any of the securities of the Company.

         (w) Item 15 of Part II of the Registration Statement accurately discloses all unregistered securities sold by the Company within the three year period prior to the date as of which information is presented in the Registration Statement. All of such securities were sold in transactions which were exempt from the registration provisions of the Act and not in violation of
Section 5 thereof.

         (x) Other than as set forth in the Prospectus, the Company has not entered into any agreement pursua as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, which shall include, but not be limited to, all costs to defend against any such claim, so long as such claim arises out of agreements made or allegedly made by the Company.

         (y) Based upon written representations received by the Company, no officer, director or five percent (5%) or greater stockholder of the Company or any subsidiary has any direct or indirect affiliation or association with any member of the National Association of Securities Dealers, Inc. ("NASD"), except as disclosed to the Underwriter in writing, and no beneficial owner of the Company's unregistered securities has any direct or indirect

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affiliation or association with any NASD member except as disclosed to the
Underwriter in writing. The Company will advise the Underwriter and the NASD if any five percent (5%) or greater shareholder of the Company or any subsidiary is or becomes an affiliate or associated person of an NASD member participating in the distribution.

         (z) The Company and each subsidiary is in compliance in all material respects with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. There are no pending investigations involving the Company or any subsidiary by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state or local laws and regulations. There is no unfair labor practice charge or complaint against the Company or any subsidiary pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or to the knowledge of the Company, threatened against or involving the Company or any subsidiary or any predecessor entity. No question concerning f the Company or any subsidiary and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any subsidiary. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any subsidiary, if any.

         (aa) Except as disclosed in the Prospectus, neither the Company nor any subsidiary maintains, sponsors nor contributes to, nor is it required to contribute to, any program or arrangement that is an "employee pension benefit plan", an "employee welfare benefit plan", or a "multi-employer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). Except as disclosed in the Prospectus, neither the Company nor any subsidiary maintained or contributed to a defined benefit plan, as defined in
Section 3(35) of ERISA.

         (ab) Based upon written representations received from the officers and directors of the Company and each subsidiary, except as disclosed in the Prospectus, during the past five years, none of the officers or directors of the Company or any subsidiary have been:

                   (1) The subject of a petition under the federal bankruptcy laws or any state insolvency law filed by or against them, or by a receiver, fiscal agent or similar officer appointed by a court for their business or property, or any partnership in which any of them was a general partner at or within two years before the time of such filing, or any corporation or business association of which any of them was an executive officer at or

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              within two years before the time of such filing;

                   (2) Convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

                   (3) The subject of any order, judgment, or decree not
              subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any of them from, or otherwise limiting, any of the following activities:

                        (i) acting as a futures commission merchant, introducing
                   broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity;

                        (ii) engaging in any type of business practice; or

                        (iii) engaging in any activity in connection with the
                   purchase or sale of any security or commodity or in connection with any violation of federal or state securities law or federal commodity laws.

                   (4) The subject of any order, judgment or decree, not
              subsequently reversed, suspended or vacated of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days their right to engage in any activity described in paragraph (3)(i) above, or be associated with persons engaged in any such activity;

                   (5) Found by any court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                   (6) Found by a court of competent jurisdiction in a civil
              action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the

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             Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

         (ac) Based upon written representations received from the officers and directors of the Company, each of the officers and directors of the Company has reviewed the sections in the Prospectus relating to their biographical data and equity ownership position in the Company, and all information contained therein is true and accurate.

         2.       Purchase, Delivery and Sale of the Securities.

         (a) Subject to the terms and conditions of this Agreement and based upon the representations, warranties and agreements herein contained, the Company hereby agrees to issue and sell to the Underwriter an aggregate of 2,000,000 Shares at $4.50 per Share and 2,500,000 Warrants at $.1125 per Warrant, (the public offering price less ten percent (10%)) at the place and time hereinafter specified. The price at which the Underwriter shall sell the Securities to the public shall be $5.00 per Share and $.125 per Warrant.

         Delivery of the Securities against payment therefor shall take place at the offices of Barron Chase Securities, Inc., 7700 West Camino Real, Boca Raton, Florida 33433 (or at such other place as may be designated by the Underwriter) at 10:00 a.m., Eastern Time, on such date after the Registration Statement has become effective as the Underwriter shall designate, but not later than ten (10) business days (holidays excepted) following the first date that any of the Securities are released to the Underwriter, such time and date of payment and delivery for the Securities being herein called the "Closing Date".

         (b) In addition, subject to the terms and conditions of this Agreement, and based upon the representations, warrantie purchase all or any part of an aggregate of an additional 300,000 Shares and 375,000 Warrants at the same price per Share and Warrant as the Underwriter shall pay for the Securities being sold pursuant to the provisions of subsection (a) of this Section 2 (such additional Securities being referred to herein as the "Option Securities"). This option may be exercised within forty-five (45) days after the Effective Date of the Registration Statement upon notice by the Underwriter to the Company advising as to the amount of Option Securities as to which the option is being exercised, the names and denominations in which the certificates for such Option Securities are to be registered and the time and date when such certificates are to be delivered. Such time and date shall be determined by the Underwriter but shall not be later than ten (10) full business days after the exercise of said option, nor in any event prior to the Closing Date, and such time and date is referred to herein as the "Option Closing Date". Delivery of the Option Securities against payment therefor shall

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take place at the offices of the Underwriter. The Option granted hereunder may be exercised only to cover overallotments in the sale by the Underwriter of the Securities referred to in subsection (a) above. In the event the Company declares or pays a dividend or distribution on its Common Stock, whether in the form of cash, shares of Common Stock or any other consideration, prior to the Option Closing Date, such dividend or distribution shall also be paid on the Option Closing Date.

         (c) The Company will make the certificates for the Securities to be sold hereunder available to the Underwriter for inspection at least two (2) full business days prior to the Closing Date at the offices of the Underwriter, and such certificates shall be registered in such names and denominations as the Underwriter may request. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Company to each Underwriter.

         Definitive certificates in negotiable form for the Securities to be purchased by the Underwriter hereunder will be delivered by the Company to the Underwriter for the account of the Underwriter against payment of the purchase prices by the Underwriter by certified or bank cashier's checks in New York Clearing House funds payable to the order of the Company or by wire transfer in New York Clearing House funds to the account of the Company.

         In addition, in the event the Underwriter exercises the option to purchase from the Company all or any portion of the Option Securities pursuant to the provisions of subsection (b) above, payment for such Securities shall be made payable in New York Clearing House funds at the offices of the Underwriter, or by wire transfer, at the time and date of delivery of such Securities as required by the provisions of subsection (b) above, against receipt of the certificates for such Securities by the Underwriter for the account of the Underwriter registered in such names and in such denominations as the Underwriter may request.

         It is understood that the Underwriter proposes to offer the Securities to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement is declared effective by the Commission.

         3. Covenants of the Company. The Company covenants and agrees with the Underwriter that:

         (a) The Company, upon notification from the Commission that the Registration Statement has become effective, will so advise the Underwriter and will not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriter shall not previously been advised and furnished with a copy or to which the Underwriter or the Underwriter's counsel shall have objected in writing, acting reasonably, or which is not in compliance with the

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Act and the Rules and Regulations. At any time prior to the later of (i) the completion by the Underwriter of the distribution of the Securities as contemplated hereby; or (ii) 25 days after the date on which the Registration Statement shall have become or been declared effective, the Company will prepare and file with the Commission, promptly upon the Underwriter'srospectus which may be necessary or advisable in connection with the distribution of the Securities and as mutually agreed by the Company and the Underwriter.

         After the Effective Date and as soon as the Company is advised thereof, the Company will advise the Underwriter, and confirm the advice in writing, of the receipt of any comments of the Commission, of the effectiveness of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering in any jurisdiction, or of the institution of any proceedings for any of such purposes, and will use its best efforts to prevent the issuance of any such order, and, if issued, to obtain as soon as possible the lifting thereof.

         The Company has caused to be delivered to the Underwriter copies of each Preliminary Prospectus and Definitive Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriter and Selected Dealers to use the Prospectus in connection with the sale of the Securities for such period as in the opinion of counsel to the Underwriter the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by the Underwriter or Selected Dealers, of any event of which the Company has knowledge and which materially affects the Company or the securities of the Company, or which in the opinion of counsel for the Company or counsel for the Underwriter, should be set forth in an amendment to the Registration Statement or a supplement to the Prospectus, in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered curities, or in case it shall be necessary to amend or supplement the Prospectus to comply with law or with the Act and the Rules and Regulations, the Company will notify the Underwriter promptly and forthwith prepare and furnish to the Underwriter copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as the Underwriter may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material facts necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriter.

         The Company will comply with the Act, the Rules and Regulations thereunder, the Securities Exchange Act of 1934 (the "1934 Act"), and the rules and regulations thereunder in connection with the offering and issuance of the Securities.

         (b) The Company will act in good faith and use its best efforts and cooperate with the Underwriter and the Underwriter's counsel to qualify to register the Securities for sale under the securities or "blue sky" laws of such jurisdictions as the Underwriter may designate and will make such applications and furnish such information as may be required for that purpose and to comply with such laws, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Securities. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as the Underwriter may reasonably request.

         (c) If the sale of the Securities provided for herein is not consummated, the Company shall pay all costs and expenses incident to the performance of the Company's obligations hereunder, including, but not limited to, all such expenses itemized in Section 8(a) and 8(c) hereof, and either (i) the out-of-pocket expenses of the Underwriter, not to exceed the $50,000 previously paid if the Underwriter elects to terminate the offering for any reason; or (ii) the out-of-pocket expenses of the Underwriter if the Company elects to terminate the offering for any reason. For the purposes of this sub-section, the Underwriter shall be deemed to have assumed such expenses when they are billed or incurred, regardless of whether such expenses have been paid. The Underwriter shall not be responsible for any expenses of the Company or others, or for any charges or claims relative to the proposed public offering if it is not consummated.

         (d) The Company will deliver to the Underwriter at or before the Closing Date two signed copies of the Registration Statement, including all financial statements and exhibits filed therewith, and of each amendment or supplement thereto. The Company will deliver to or upon the order of the Underwriter, from time to time until the Effective Date of the Registration Statement, as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date of the Registration Statement as the Underwriter may reasonably request. The Company will deliver to the Underwriter on the Effective Date of the Registration Statement and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Definitive Prospectus, or as thereafter amended or supplemented, as the Underwriter may from time to time reasonably request.

         (e) For so long as the Company is a reporting company under either
Section 12 or 15 of the 1934 Act, the Company, at its expense, will furnish to the Underwriter during the period ending five (5) years from the Effective Date,
(i) as soon as practicable after the end of each fiscal year, a balance sheet of the Company and any of its subsidiaries as at the end of such fiscal year, together with statements of income, surplus and cash flow of the Company and any subsidiaries for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iii) as soon as they are available,-confidential documents, including annual reports, periodic reports and financial statements, furnished to or filed with the Commission under the Act and the 1934 Act; (iv) copies of each press release, news item and article with respect to the Company's affairs released by the Company; and (v) such other information as the Underwriter may from time to time reasonably request.

         (f) In the event the Company has an active subsidiary or subsidiaries, such financial statements referred to in subsection (e) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally.

         (g) The Company will make generally available to its stockholders and to the registered holders of its Warrants and deliver to the Underwriter as soon as it is practicable, but in no event later than the first day of the sixteenth full calendar month following the Effective Date, an earnings statement (which need not be audited) covering a period of at least twelve consecutive months beginning with the Effective Date of the Registration Statement, which shall satisfy the requirements of Section 11(a) of the Act.

         (h) On the Closing Date, the Company shall have taken the necessary action to become a reporting company under Section 12 of the 1934 Act, and the Company will make all filings required to and will have obtained approval for the listing of the Shares and Warrants on The Nasdaq Small Cap Market System, and will use its best efforts to maintain such listing for at least seven (7) years from the date of this Agreement.

         (i) For a period of seven (7) years following the Effective Date, the Company will hold an annual meeting of stockholders for the election of Directors within 180 days after the end of each of the Company's fiscal years and, within nine (9) months after the end of each of the Company's fiscal years will provide the Company's stothe fiscal year just completed prior thereto. Such financial statements shall be those required by Rule 14a-3 under the 1934 Act and shall be included in an annual report pursuant to the requirements of such Rule.

         (j) The Company will apply the net proceeds from the sale of the Securities substantially in accordance with its statement under the caption "Use of Proceeds" in the Prospectus, and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required by Sections 12, 13 and/or 15 of the 1934 Act and pursuant to Rule 463 under the Act.

         (k) The Company will, promptly upon the Underwriter's request, prepare and file with the Commission any amendments or supplements to the Registration Statement, Preliminary Prospectus or Prospectus and take any other action, which in the reasonable opinion of counsel to the Underwriter and the Company may be reasonably necessary or advisable in connection with the distribution of the Securities and will use its best efforts to cause the same to become effective as promptly as possible.

         (l) On the Closing Date, the Company shall execute and deliver to the Underwriter the Underwriter's Warrant Agreement. The Underwriter's Warrant Agreement and Warrant Certificates will be substantially in the form of the Underwriter's Warrant Agreement filed as an exhibit to the Registration Statement.

         (m) The Company will reserve and keep available for issuance that maximum number of its authorized but unissued securities which are issuable upon exercise of the Underwriter's Warrants outstanding from time to time.

         (n) All existing beneficial owners of the Company's securities (including warrants, options and common stock of the Company), as of the Effective Date, shall agree in writing, in a form satisfactory to the Underwriter, not to sell, transfer or otherwise dispose of any of such securities or underlying securities for a period of twenty-four (24) months from the Effective Date, or any longer period required by the NASD, Nasdaq, or any State. For a period of two (2) years following the Effective Date, all sales of the Company's securities by officers and/or directors of the Company shall be effected through the Underwriter.

         (o) The Company will obtain, on or before the Closing Date, key person life insurance on each of the lives of Douglas P. Fields and Frederick M. Friedman in an amount of not less than $1,000,000 each, and will use its best efforts to maintain such insurance for a period of at least five (5) years from the Effective Date.

         (p) Prior to the Closing Date, the Company shall, at its own expense, undertake to list the Company's securities in the appropriate recognized securities manual or manuals published by Standard & Poor's Corporation and such other manuals as the Underwriter may designate, such listings to contain the information required by such manuals and the Uniform Securities Act. The Company hereby agrees to use its best efforts to maintain such listing for a period of not less than five (5) years. The Company shall take such action as may be reasonably requested by the Underwriter to obtain a secondary market trading exemption in such states as may be reasonably requested by the Underwriter.

         (q) During the one hundred eighty (180) day period commencing on the Closing Date, the Company will not, without the prior written consent of the Underwriter, grant options or warrants to purchase the Company's Common Stock at a price less than the initial per share public offering price.

         (r) Prior to the Closing Date, neither the Company nor any subsidiary will issue, directly or indirectly, without the Underwriter's prior consent, any press release or other communication or hold any press conference with respect to the Company or its activities or the offering of the Securities other than routine customary advertising of the Company's pf any relevant regulatory authority in any relevant jurisdiction.

         (s) At the Closing Date, the Company will engage the Underwriter as a non-exclusive financial advisor to the Company for a period of twelve (12) months commencing on the first day of the month following the Company's receipt of the proceeds of this offering, at an aggregate fee of $108,000, all of which shall be payable to the Underwriter on the Closing Date. The financial advisory agreement will provide that the Underwriter shall, at the Company's request, provide advice and consulting services to the Company concerning potential merger and acquisition proposals and the obtaining of short or long-term financing for the Company, whether by public financing or otherwise.

         (t) The Company shall employ the services of a firm of independent certified public accountants in connection with the preparation of the financial statements to be included in any registration statement or similar disclosure document to be filed by the Company hereunder, or any amendment or supplement thereto. For a period of five (5) years from the Effective Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's quarterly report and the mailing of quarterly financial information to stockholders.

         (u) The Company shall retain Continental Stock Transfer & Trust Company as the transfer agent for the securities of the Company, or such other transfer agent as the Underwriter may agree to in writing. In addition, the Company shall direct such transfer agent to furnish the Underwriter with daily transfer sheets as to each of the Company's securities as prepared by the Company's transfer agent and copies of lists of stockholders and warrantholders as reasonably requested by the Underwriter, for a five (5) year period commencing from the Closing Date.

         (v) The Company shall cause the Depository Trust Company, or such other depository of the Company's securities, to furnish special security position reports ("DTC Tracking Reports") to the Underwriter on a daily and weekly basis at the expense of the Company, for a five (5) year period from the Effective Date. It is anticipated that the DTC Tracking Reports may cost up to $10,000 for the initial two (2) month period from the Effective Date, after which time the Company's obligation to furnish such tracking reports will be reviewed by the Company and the Underwriter.

         (w) Following the Effective Date, the Company shall, at its sole cost and expense, prepare and file such Blue Sky applications with such jurisdictions as the Underwriter shall designate and the Company may reasonably agree.

         (x) On the Effective Date and for a period of three (3) years thereafter, the Company's Board of Directors shall consist of a minimum of five
(5) persons, two (2) of whom shall be independent and not otherwise affiliated with the Company or associated with any of the Company's affiliates. The Underwriter shall have the opportunity to invite an observer to attend Board of Directors meetings of the Company at the expense of the Company.

         (y) On the Closing Date, the Company shall execute and deliver to the Underwriter a non-exclusive M/A Agreement with the Underwriter in a form satisfactory to the Underwriter, providing:

              (1) that the Underwriter will be paid a finder's fee, of from five percent (5%) of the first $1,000,000 ranging in $1,000,000 increments down to one percent (1%) of the excess, if any, over $4,000,000 of the consideration involved in any transaction introduced by the Underwriter (including mergers, acquisitions, joint ventures, and any other business for the Company introduced by the Underwriter) consummated by the Company, as an "Introduced, Consummated Transaction", by which the Underwriter introduced the other party to the Company during a period ending five (5) years from the date of the M/A Agreement; and

              (2) that any such finder's fee due to the Underwriter will be paid in cash or stock as mutually agreed at the closing of the particular Introduced, Consummated Transaction for which the finder's fee is due.

         (z) After the Closing Date, the Company shall prepare and publish "tombstone" advertisements of at least 5 x 5 inches in publications to be designated by the Underwriter at a total cost not to exceed $15,000.

         (aa) For such period as any Warrants are outstanding, the Company shall use its best efforts to cause post-effective amendments to the Registration Statement or a new Registration Statement to become effective in compliance with the Act and without any lapse of time between the effectiveness of any such post-effective amendments and cause a copy of each Prospectus, as then amended, to be delivered to each holder of record of a Warrant and to furnish the Underwriter and each dealer as many copies of each such Prospectus as the Underwriter or such dealer may reasonably request. Such post-effective amendments or new Registration Statement shall also include the Underwriter's Warrants and all the securities underlying the Underwriter's Warrants. The Company shall not call for redemption any of the Warrants unless a Registration Statement covering the securities underlying the Warrants has been declared effective by the Commission and remains current at least until the date fixed for redemption. In addition, the Warrants shall not be redeemable during the first year after the Effective Date without the written consent of the Underwriter.

         (ab) Until such time as the securities of the Company are listed or quoted on either the New York Stock Exchange or the American Stock Exchange, the Company shall engage the Company's legal counsel to deliver to the Underwriter a written opinion detailing those states in which the Shares and Warrants of the Company may be traded in non-issuer transactions under the Blue Sky laws of the fifty states ("Secondary Market Trading Opinion"). The initial Secondary Market Trading Opinion shall be delivered to the Underwriter on the Effective Date, and the Company shall continue to update such opinion and deliver same to the Underwriter on a timely basis, but in any event at the beginning of each fiscal quarter, for a five (5) year period, if required.

         (ac) As promptly as practicable after the Closing Date, the Company will prepare, at its own expense, hard cover "bound volumes" relating to the offering, and will distribute such volumes to the individuals designated by the Underwriter or counsel to the Underwriter.

         4. Conditions of Underwriter's Obligations. The obligation of the Underwriter to purchase and pay for the Securities which the Underwriter has agreed to purchase hereunder from the Company is subject, as of the date hereof and as of the Closing Date and the Option Closing Date, to the execution of this Agreement by the

Underwriter, to the continuing accuracy of, and compliance with, the representations and warranties of the Company herein, to the accuracy of statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

         (a) (i) The Registration Statement shall have become effective not later than 5:00 p.m., Eastern Time, on the date of this Agreement, or at such later time or on such later date as the Underwriter may agree to in writing;
(ii) at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceeding for that purpose shall have been initiated or pending, or shall be threatened, or to the knowledge of the Company, contemplated by the Commission;
(iii) no stop order suspending the effectiveness of the qualification or registration of the Securiti(whether or not a jurisdiction which the Underwriter shall have specified) shall be threatened or to the knowledge of the Company contemplated by the authorities of any such jurisdiction or shall have been issued and in effect; (iv) any request for additional information on the part of the Commission or any such authorities shall have been complied with to the satisfaction of the Commission and any such authorities, and to the satisfaction of counsel to the Underwriter; and (v) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriter and the Underwriter did not object thereto.

         (b) At the Closing Date, since the respective dates as of which information is presented in the Registration Statement and the Prospectus, (i) there shall not have been any material change in the capital stock or other securities of the Company or any subsidiary or any material adverse change in the long-term debt of the Company or any material subsidiary except as set forth in or contemplated by the Registration Statement, (ii) there shall not have been any material adverse change in the general affairs, business, properties, condition (financial or otherwise), management, or results of operations of the Company or any subsidiary, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement or Prospectus; (iii) neither the Company nor any subsidiary shall have sustained any material interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and Prospectus; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they are made, not misleading.

         (c) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company or any subsidiary, threatened, any material action, suit, proceeding, inquiry, arbitration or investigation against the Company or any subsidiary, or any of the officers or directors of the Company or any subsidiary, or any material action, suit, proceeding, inquiry, arbitration, or investigation, which might result in any material adverse change in the condition (financial or other), busineerties of the Company or any subsidiary.

         (d) Each of the representations and warranties of the Company contained herein shall be true and correct as of this date and at the Closing Date as if made at the Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

         (e) At the Closing Date, the Underwriter shall have received the opinion, dated as of the Closing Date, from Gusrae, Kaplan & Bruno, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, which in the aggregate shall state:

              (i) the Company and each subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company and each subsidiary as a whole;

              (ii) the authorized capitalization of the Company is as set forth under "Capitalization" in the Prospectus; all shares of the Company's outstanding stock and other securities requiring authorization for issuance by the Company's Board of Directors have been duly authorized, validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the outstanding shares of Common Stock of the Company and other securities have not been issued in violation of the preemptive rights of any stockholder and the stockholders of the Company do not have any preemptive rights or, to such counsel's knowledge, other rights to subscribe for or to purchase securities of the Company, nor, to such counsel's knowledge, are there any restrictions upon the voting or transfer of any of the securities of the Company, except as disclosed in the Prospectus; the Common Stock, the Shares, the Warrants, and the securities contained in the Underwriter's Warrant Agreement conform to the respective descriptions thereof contained in the Prospectus; the Common Stock, the Shares, the Warrants, the shares of Common Stock to be issued upon exercise of the Warrants and the securities contained in the Underwriter's Warrant Agreement, have been duly authorized and, when issued, delivered and paid for, will be duly authorized, validly issued, fully paid, non-assessable, free of pre-emptive rights and no personal liability will attach to the ownership thereof; no stockholders of the Company have any rescission rights against the Company with respect to the Company's securities; a sufficient number of shares of Common Stock has been reserved for issuance upon exercise of the Warrants and the Underwriter Warrants, and to the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any registration rights or other rights, other than those which have been waived or satisfied or described in the Registration Statement;

              (iii) this Agreement, the Underwriter's Warrant Agreement, the Warrant Agreement, the Financial Advisory Agreement, and the M/A Agreement have been duly and validly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Underwriter, are the valid and legally binding obligations of the Company, enforceable in accordance with their terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which effect creditors' rights generally; and (b) no opinion is expressed as to the enforceability of the indemnity provisions or the contribution provisions contained in this Agreement;

              (iv) the certificates evidencing the outstanding securities of the Company, the Shares, the Common Stock and the Warrants are in valid and proper legal form;

              (v) to the best of such counsel's knowledge, except as set forth in the Prospectus, there is not pending, threatened, any material action, suit, proceeding, inquiry, arbitration or investigation against the Company or any subsidiary or any of the officers of directors of the Company or any subsidiary, nor any material action, suit, proceeding, inquiry, arbitration, or investigation, which might materially and adversely affect the condition (financial or otherwise), business prospects, net worth, or properties of the Company or any subsidiary;

              (vi) the execution and delivery of this Agreement, the Underwriter's Warrant Agreement, the Warrant Agreement, the Financial Advisory Agreement, and the M/A Agreement, and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, will not result in a violation of, or constitute a default under (a) the Articles of Incorporation or By-Laws of the Company and each subsidiary; (b) to the best of such counsel's knowledge, any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company or any subsidiary is a party or by which it or any of its material properties is bound; or (c) to the best of such counsel's knowledge, any material order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign;

              (vii) the Registration Statement has become effective under the Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that purpose have been instituted or are pending before, or threatened by, the Commission; the Registration Statement and the Prospectus (except for the financial statements, other financial data, other financial information and arithmetic calculations contained therein, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations; and

              (viii) no authorization, approval, consent, or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Securities by the Company in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking of any action contemplated herein, or the issuance of the Underwriter's Warrants or the Securities underlying the Underwriter's Warrants, other than registrations or qualifications of the Securities under applicable state or foreign securities or Blue Sky laws and registration under the Act.

         Such opinion shall also cover such matters incident to the transactions contemplated hereby as the Underwriter or counsel for the Underwriter shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact; and may rely as to all matters of law, upon opinions of counsel satisfactory to the Underwriter and counsel to the Underwriter. The opinion of such counsel to the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and that the Underwriter and they are justified in relying thereon.

         Such counsel shall also include a statement to the effect that such counsel has participated in the preparation of the Registration Statement and the Prospectus and nothing has come to the attention of such counsel to lead such counsel to believe that the Registration Statement or any amendment thereto at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or that the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact requird to be stated therein or necessary to make statements therein, in light of the circumstances under which they are made, not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes thereto and other financial information, arithmetic calculations, and statistical data contained therein, as to which such counsel need express no opinion).

         (f) The Underwriter shall have received on the Closing Date a certificate dated as of the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company and such other officers of the Company as the Underwriter may request, certifying that:

              (i) No Order suspending the effectiveness of the Registration Statement or stop order regarding the sale of the Securities is in effect and no proceedings for such purpose are pending or are, to their knowledge, threatened by the Commission;

              (ii) They do not know of any litigation instituted or, to their knowledge, threatened against the Company or any subsidiary or any officer or director of the Company or any subsidiary of a character required to be disclosed in the Registration Statement which is not disclosed therein; they do not know of any contracts which are required to be summarized in the Prospectus which are not so summarized; and they do not know of any material contracts required to be filed as exhibits to the Registration Statement which are not so filed;

              (iii) They have each carefully examined the Registration Statement and the Prospectus and, to the best of their knowledge, neither the Registration Statement nor the Prospectus nor any amendment or supplement to either of the foregoing contains an untrue statement of any material fact or omits to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they are made, not misleading; and since the Effective Date, to the best of their knowledge, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

              (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition of the Company or any subsidiary, financial or otherwise, or in the results of its operations, except as reflected in or contemplated by the Registration Statement and the Prospectus, and except as so reflected or contemplated since such date, there has not been any material transaction entered into by the Company or any subsidiary;

              (v) The representations and warranties set forth in this Agreement are true and correct in all material respects and the Company has complied with all of its agreements herein contained;

              (vi) Neither the Company nor any subsidiary is delinquent in the filing of any federal, state and other tax return or the payment of any federal, state or other taxes; they know of no proposed redetermination or re-assessment of taxes, adverse to the Company or any subsidiary, and the Company and each subsidiary has paid or provided by adequate reserves for all known tax liabilities;

              (vii) They know of no material obligation or liability of the Company, contingent or otherwise, not disclosed in the Registration Statement and Prospectus;

              (viii) This Agreement, the Underwriter's Warrant Agreement, the Warrant Agreement, the Financial Advisory Agreement, and the M/A Agreement, the consummation of the transactions therein contemplated, and the fulfillment of the terms thereof, will not result in a breach by the Company of any terms of, or constitute a default under, the Company's Articles of Incorporation or By-Laws, any indenture, mortgage, lease, deed of trust, bank loan or credit agreement or any other material agreement or undertaking of the Company or any subsidiary including, by way of specification but not by way of limitation, any agreement or instrument to which the Company or any subsidiary is now a party or pursuant to which the Company or any subsidiary has acquired any material right and/or obligations by succession or otherwise;

              (ix) The financial statements and schedules filed with and as part of the Registration Statement present fairly the financial position of the Company as of the dates thereof all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. Since the respective dates of such financial statements, there have been no material adverse change in the condition or general affairs of the Company, financial or otherwise, other than as referred to in the Prospectus;

              (x) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, except as may otherwise be indicated therein or contemplated thereby, neither the Company nor any subsidiary has, prior to the Closing Date, either (i) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money, or (ii) entered into any material transaction other than in the ordinary course of business. The Company has not declared, paid or made any dividend or distribution of any kind on its capital stock;

              (xi) They have reviewed the sections in the Prospectus relating to their biographical data and equity ownership position in the Company, and all information contained therein is true and accurate; and

              (xii) Except as disclosed in the Prospectus, during the past five years, they have not been:

                   (1) The subject of a petition under the federal bankruptcy laws or any state insolvency law filed by or against them, or by a receiver, fiscal agent or similar officer appointed by a court for their business or property, or any partnership in which either of them was a general partner at or within two years before the time of such filing, or any corporation or business association of which either of them was an executive officer at or within two years before the time of such filing;

                   (2) Convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

                   (3) The subject of any order, judgment, or decree not
              subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any of them from, or otherwise limiting, any of the following activities:

                        (i) acting as a futures commission merchant, introducing
                   broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity;

                        (ii) engaging in any type of business practice; or

                        (iii) engaging in any activity in connection with the
                   purchase or sale of any security or commodity or in connection with any violation of federal or state securities law or federal commodity laws.

                   (4) The subject of any order, judgment or decree, not
              subsequently reversed, suspended or vacated of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days their right to engage in any activity described in paragraph (3)(i) above, or be associated with persons engaged in any such activity;

                   (5) Found by any court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                   (6) Found by a court of competent jurisdiction in a civil
              action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

         (g) The Underwriter shall have received from Deloitte & Touche LLP, independent auditors to the Company, certificates or letters, one dated and delivered on the Effective Date and one dated and delivered on the Closing Date, in form and substance satisfactory to the Underwriter, stating that:

             (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations;

             (ii) the financial statements and the schedules included in the Registration Statement and the Prospectus were examined by them and, in their opinion, comply as to form in all material respects with the applicable accounting requirements of the Act, the Rules and Regulations and instructions of the Commission with respect to Registration Statements on Form S-1;

             (iii) on the basis of inquiries and procedures conducted by them (not constituting an examination in accordance with generally accepted auditing standards), including a reading of the latest available unaudited interim financial statements or other financial information of the Company (with an indication of the date of the latest available unaudited interim financial statements), inquiries of officers of the Company who have responsibility for financial and accounting matters, review of minutes of all meetings of the stockholders and the Board of Directors of the Company and other specified inquiries and procedures, nothing has come to their attention as a result of the foregoing inquiries and procedures that causes them to believe that:

                   (a) during the period from (and including) the date of the financial statements in the Registration Statement and the Prospectus to a specified date not more than five days prior to the date of such letters, there has been any change in the Common Stock, long-term debt or other securities of the Company (except as specifically contemplated in the Registration Statement and Prospectus) or any material decreases in net current assets, net assets, stockholder's equity, working capital or in any other item appearing in the Company's financial statements as to which the Underwriter may request advice, in each case as compared with amounts shown in the balance sheet as of the date of the most recent financial statements in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or will occur;

                   (b) during the period from (and including) the date of the financial statements in the Registration Statement and the Prospectus to such specified date there was any material decrease in revenues or in the total or per share amounts of income or loss before extraordinary items or net income or loss, or any other material change in such other items appearing in the Company's financial statements as to which the Underwriter may request advice, in each case as compared with the fiscal period ended as of the date of the most recent financial statements in the Prospectus, except in each case for increases, changes or decreases which the Prospectus discloses have occurred or will occur;

                   (c) the unaudited interim financial statements of the Company appearing in the Registration Statement and the Prospectus (if any) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles and practices on a basis substantially consistent with the audited financial statements included in the Registration Statements or the Prospectus.

              (iv) they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letters and found them to be in agreement; and

              (v) they have not during the immediately preceding five (5) year period brought to the attention of the Company's management any reportable condition related to the Company's internal accounting procedures, weaknesses and/or controls.

         Such letters shall also set forth such other information as may be requested by counsel for the Underwriter. Any changes, increases or decreases in the items set forth in such letters which, in the judgment of the Underwriter, are materially adverse with respect to the financial position or results of operations of the Company shall be deemed to constitute a failure of the Company to comply with the conditions of the obligations to the Underwriter hereunder.

         (h) Upon exercise of the option provided for in Section 2(b) hereof, the obligation of the Underwriter to purchase and pay for the Option Securities referred to therein will be subject (as of the date hereof and as of the Option Closing Date) to the following additional conditions:

              (i) The Registration Statement shall remain effective at the Option Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to the Underwriter's knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriter.

              (ii) At the Option Closing Date, there shall have been delivered to the Underwriter the signed opinions from Gusrae, Kaplan & Bruno, counsel for the Company, dated as of the Option Closing Date, in form and substance satisfactory to counsel to the Underwriter, which opinions shall be substantially the same in scope and substance as the opinions furnished to the Underwriter at the Closing Date pursuant to
         Section 4(e) hereof, except that such opinions, where appropriate, shall cover the Option Securities.

              (iii) At the Option Closing Date, there shall have been delivered to the Underwriter a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Option Closing Date, in form and substance satisfactory to counsel to the Underwriter, substantially the same in scope and substance as the certificate furnished to the Underwriter at the Closing Date pursuant to Section 4(f) hereof.

              (iv) At the Option Closing Date, there shall have been delivered to the Underwriter a letter in form and substance satisfactory to the Underwriter from Deloitte & Touche LLP, independent auditors to the Company, dated the Option Closing Date and addressed to the Underwriter confirming the information in their letter referred to in Section 4(g) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five business days prior to the Option Closing Date, which would require any change in said letter if it were required to be dated the Option Closing Date.

              (v) All proceedings taken at or prior to the Option Closing Date in connection with the sale and issuance of the Option Securities shall be satisfactory in form and substance to the Underwriter, and the Underwriter and counsel to the Underwriter shall have been furnished with all such documents, certificates, and opinions as the Underwriter may request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained herein.

         (i) No action shall have been taken by the Commission or the NASD, the effect of which would make it improper, at any time prior to the Closing Date, for members of the NASD to execute transactions (as principal or agent) in the Common Stock and no proceedings for the taking of such action shall have been instituted or shall be pending, or, to the knowledge of the Underwriter or the Company, shall be contemplated by the Commission or the NASD. The Company represents that at the date hereof it has no knowledge that any such action is in fact contemplated by the Commission or the NASD. The Company shall advise the Underwriter of any NASD affiliations of any of its officers, directors, or stockholders or their affiliates in accordance with Section 1(y) of this Agreement.

         (j) At the Effective Date, the Underwriter shall have received from counsel to the Company, dated as of the Effective Date, in form and substance satisfactory to counsel for the Underwriter, a written Secondary Market Trading Opinion detailing those states in which the Shares and Warrants may be traded in non- issuer transactions under the Blue Sky laws of the fifty (50) states after the Effective Date, in accordance with Section 3(ab) of this Agreement.

         (k) The authorization and issuance of the Securities and delivery thereof, the Registration Statement, the Prospectus, and all corporate proceedings incident thereto shall be satisfactory in all respects to counsel for the Underwriter, and such counsel shall be furnished with such documents, certificates and opinions as they may reasonably request to enable them to pass upon the matters referred to in this sub-section.

         (l) Prior to the Effective Date, the Underwriter shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriter, as described in the Registration Statement.

         (m) If any of the conditions provided for in this Section shall not have been fulfilled as of the date indicated, this Agreement and all obligations of the Underwriter under this Agreement may be canceled at, or at any time prior to, the Closing Date and/or the Option Closing Date by the Underwriter notifying the Company of such cancellation in writing or by facsimile at or prior to the applicable Closing Date or Option Closing Date. Any such cancellation shall be without liability of the Underwriter to the Company.

         5. Conditions of the Obligations of the Company. The obligation of the Company to sell and deliver the Securities is subject to the execution of this Agreement by the Company, and to the following conditions:

              (i) The Registration Statement shall have become effective not later than 5:00 p.m., Eastern Time, on the date of this Agreement, or on such later time or date as the Company and the Underwriter may agree in writing; and

              (ii) At the Closing Date and the Option Closing Date, no stop orders suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefore initiated or threatened by the Commission.

         If the conditions to the obligations of the Company provided for in this Section have been fulfilled on the Closing Date but are not fulfilled after the Closing Date and prior to the Option Closing Date, then only the obligation of the Company to sell and deliver the Securities on exercise of the option provided for in Section 2(b) hereof shall be affected.

         6. Indemnification. (a) The Company indemnifies and holds harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include but not be limited to, all reasonable costs of defense and investigation and all attorneys'
fees), to which the Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in
(i) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company and filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such cases to the extent, but only to the extent, that any such losses, claim, damages or liability arises out of or is baged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the Registration Statement or any amendment or supplement thereof or any Blue Sky Application or any Preliminary Prospectus or the Prospectus or any such amendment or supplement thereto. Notwithstanding the foregoing, the Company shall have no liability under this Section if such untrue statement or omission made in a Preliminary Prospectus is cured in the Prospectus and the Prospectus is not delivered to the person or persons alleging the liability upon which indemnification is being sought. This indemnity will be in addition to any liability which the Company may otherwise have.

         (b) The Underwriter indemnifies and holds harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of the persons who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such director, signer of the Registration Statement, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statements or allegeission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in such Registration Statement or Prospectus. Notwithstanding the foregoing, the Underwriter shall have no liability under this section if such untrue statement or omission made in a Preliminary Prospectus is cured in the Prospectus and the Prospectus is not delivered to the person or persons alleging the liability upon which indemnification is being sought through no fault of the Underwriter. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof nvestigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is an Underwriter or a person who controls such Underwriter within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying party and in the reasonable judgment of the Underwriter, it is advisable for the Underwriter or such Underwriter or controlling persons to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Underwriter or such controlling person). No settlement of any action against an indemnified party shall be made without the consent of the indemnifying party, which shall not be unreasonably withheld in light of all factors of importance to such indemnifying and indemnified parties.

         7. Contribution. In order to provide for just and equitable contribution under the Act in any case in which (i) the Underwriter makes claim for indemnification pursuant to Section 6 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 6 provide for indemnification in such case, or (ii) contribution uthe Underwriter, then the Company and each person who controls the Company, in the aggregate, and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) in either such case (after contribution from others) in such proportions that the Underwriter is responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the underwriting discount per Share appearing on the cover page of the Prospectus bears to the public offering price appearing thereon, and the Company shall be responsible for the remaining portion, provided, however, that if such allocation is not permitted by applicable law then the relative fault of the Company and the Underwriter and controlling persons, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company, or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if the respective obligations of the Company and the Underwriter to contribute pursuant to this Section 7 were to be determined by pro rata or per capita allocation of the aggregate damages (even if the

Underwriter and its controlling persons in the aggregate were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations he first sentence of this Section. No person ultimately determined to be guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not ultimately determined to be guilty of such fraudulent misrepresentation. As used in this Section, the term "Underwriter" includes any officer, director, or other person who controls the Underwriter within the meaning of Section 15 of the Act, and the word "Company" includes any officer, director, or person who controls the Company within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then the Underwriter and each person who controls the Underwriter shall be entitled to contribution from the Company, its officers, directors and controlling persons to the full extent permitted by law. This foregoing agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company and the Underwriter. No contribution shall be requested with regard to the settlement of any matter from any party which did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

         8. Costs and Expenses. (a) Whether or not this Agreement becomes effective or the sale of the Securities to the Underwriter is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company including but not limited to the fees and expenses of counsel to the Company and of the Company's accountants; the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), Preliminary Prospectus and the Prospectus, as amended or supplemented; the fee of rs, Inc. ("NASD") in connection with the filing required by the NASD relating to the offering of the Securities contemplated hereby; all state filing fees, expenses and disbursements and legal fees of counsel to the Underwriter who shall serve as Blue Sky counsel to the Company in connection with the filing of applications to register the Securities under the state securities or blue sky laws (which legal fees shall be payable by the Company in the sum of $27,500, of which $15,000 has been paid); the cost of printing and furnishing to the Underwriter copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, the Selected Dealers Agreement, and the Blue Sky Memorandum; the cost of printing the certificates evidencing the securities comprising the Securities; the cost of preparing and delivering to the Underwriter and its counsel bound volumes containing copies of all documents and appropriate correspondence filed with or received from the Commission and the NASD and all closing documents; and the fees and disbursements of the transfer agent for the Company's securities. The Company shall pay any and all taxes (including any original issue, transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales to the Underwriter hereunder. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus. The Company shall also engage the Company's counsel to provide the Underwriter with a written Secondary Market Trading Opinion in accordance with paragraphs 3(ab) and 4(j) of this Agreement.

         (b) In addition to the foregoing expenses, the Company shall at the Closing Date pay to the Underwriter a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received from the sale of the Securities, of which an advance of $50,000 has been paid to date. In the event the overallotment option is exercised, the Company shall pay to the Underwriter at the Option Closing Date an additional amount equal to three percent (3%) of the gross proceeds received upon exercise of the overallotment option.

         (c) Other than as disclosed in the Registration Statement, no person is entitled either directly or indirectly to compensation from the Company, from the Underwriter or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees, to which the Underwriter may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

         9. Effective Date. The Agreement shall become effective upon its execution except that the Underwriter may, at the Underwriter's option, delay its effectiveness until 11:00 a.m., Eastern time, on the first full business day following the execution of this Agreement; or at such earlier time after the Effective Date of the Registration Statement as the Underwriter in the Underwriter's discretion shall first commence the public offering of any of the Securities. The time of the public offering shall mean the time after the effectiveness of the Registration Statement when the Securities are first generally o. This Agreement may be terminated by the Underwriter at any time before it becomes effective as provided above, except that Sections 3(c), 6, 7, 8, 12, 13, 14, 15, 16 and 17 shall remain in effect notwithstanding such termination.

         10. Termination.  (a)  This Agreement, except for Sections 3(c),
6, 7, 8, 12, 13, 14, 15, 16, and 17 hereof, may be terminated at any time prior to the Closing Date, and the option referred to in Section 2(b) hereof, if exercised, may be cancelled at any time prior to the Option Closing Date, by the Underwriter if in the Underwriter's judgment it is impracticable to offer for sale or to enforce contracts made by the Underwriter for the resale of the Securities agreed to be purchased hereunder by reason of: (i) the Company having sustained a material adverse loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (ii) trading in securities on the New York Stock Exchange or the American Stock Exchange having been suspended or limited; (iii) material governmental restrictions having been imposed on trading in securities generally (not in force and effect on the date hereof); (iv) a banking moratorium having been declared by Federal or New York or Florida state authorities; (v) an outbreak of major international hostilities or other national or international calamity having occurred; (vi) the passage by the Congress of the United States or by any state legislative body of similar impact, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by the Underwriter to have a material adverse impact on the business, financial condition or financial statements of the Company or the market for the Securities offered hereby; (vii) any material adverse change in the financial or securities markets beyond normal market fluctuations having occurred since the date of this Agreement; (viii) any material adverse change having occurred, since the respective dates as of which information is given in the Registration Statement and Prospectus, in the earnings, business prospects or general condition of the Company, financial or otherwise, whether or not arising in the business; (ix) a pending or threatened legal or governmental proceeding or action relating generally to the Company's business, or a notification having been received by the Company of the threat of any such proceeding or action, which could, in the reasonable judgment of the Underwriter, materially adversely affect the Company; (x) except as contemplated by the Prospectus, the Company is merged or consolidated into or acquired by another company or group or there exists a binding legal commitment for the foregoing or any other material change of ownership or control occurs; or (xi) the Company shall not have complied in all material respects with any term, condition or provisions on its part to be performed, complied with or fulfilled (including but not limited to those set forth in this Agreement) within the respective times therein provided.

         (b) If the Underwriter elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be promptly notified by the Underwriter, by telephone, telegram or facsimile, confirmed by letter.

         11. Underwriter's Warrant Agreement. At the Closing Date, the Company will issue to the Underwriter and/or persons related to the Underwriter, for an aggregate purchase price of $10, and upon the terms and conditions set forth in the form of Underwriter's Warrant Agreement annexed as an exhibit to the Registration Statement, Underwriter Warrants to purchase up to an aggregate of 200,000 Shares and 250,000 Warrants, in such denominations as the Underwriter shall designate. In the event of conflict in the terms of this Agreement and the Underwriter's Warrant Agreement, the language of the form of Underwriter's Warrant Agreement shall control.

         12. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and its principal officers, where a this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company or any of its officers or directors or any controlling person and will survive delivery of and payment for the Securities and the termination of this Agreement.

         13. Notice. All communications hereunder will be in writing and, except as otherwise expressly provided herein, will be mailed, delivered or telefaxed, and confirmed:

If to the Underwriter:    Robert T. Kirk, President
                          Barron Chase Securities, Inc.
                          7700 West Camino Real
                          Boca Raton, Florida 33433

Copy to:                  David A. Carter, P.A.
                          2300 Glades Road, Suite 210W
                          Boca Raton, Florida 33431

If to the Company:        Douglas P. Fields, Chief Executive Officer
                          Eagle Supply Group, Inc.
                          122 East 42nd Street, Suite 1116
                          New York, New York 10168

Copy to:                  Robert Perez, Esq.
                          Gusrae, Kaplan & Bruno
                          120 Wall Street
                          New York, New York 10005

         14. Parties in Interest. This Agreement herein set forth is made solely for the benefit of the Underwriter, the Company and, to the extent expressed, any person controlling the Company or the Underwriter, and directors of the Company, nominees for director (if any) named in the Prospectus, each person who has signed the Registration Statement, and their respective executors, administrators, successors, assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "sucessors and assigns" shall not include any purchaser of the Securities, as such purchaser, from the Underwriter.

         15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely within the State of Florida. The parties agree that any action brought by any party against another party in connection with any rights or obligations arising out of this Agreement shall be instituted properly in a federal or state court of competent jurisdiction with venue only in the Fifteenth Judicial Circuit Court in and for Palm Beach County, Florida or the United States District Court for the Southern District of Florida, West Palm Beach Division. A party to this Agreement named as a Defendant in any action brought in connection with this Agreement in any court outside of the above named designated county or district shall have the right to have the venue of said action changed to the above designated county or district or, if necessary, have the case dismissed, requiring the other party to refile such action in an appropriate court in the above designated county or federal district.

         16. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         17. Entire Agreement. This Agreement and the agreements referred to within this Agreement constitute the entire agreement of the parties and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding Agreement between the Company and the Underwriter in accordance with its terms.

                                     Very truly yours,

                                     EAGLE SUPPLY GROUP, INC.

                                  BY:
                                     -------------------------------------
                                     Douglas P. Fields
                                     Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.



                                     BARRON CHASE SECURITIES, INC.

                                  BY:
                                     -------------------------------------
                                     Robert T. Kirk, President

                            EAGLE SUPPLY GROUP, INC.

                      2,000,000 Shares of Common Stock and
                    2,500,000 Common Stock Purchase Warrants

                            SELECTED DEALER AGREEMENT

                                                             Boca Raton, Florida
                                                             _____________, 1998

Gentlemen:

         1. Barron Chase Securities, Inc. (the "Underwriter") is offering for sale an aggregate of 2,000,000 Shares of Common Stock (the "Shares") and 2,500,000 Warrants (the "Warrants") (collectively the "Firm Securities") of Eagle Supply Group, Inc. (the "Company"), which the Underwriter has agreed to purchase from the Company, and which are more particularly described in the Registration Statement, Underwriting Agreement and Prospectus. In addition, the Underwriter has been granted an option to purchase from the Company up to an additional 300,000 Shares and an additional 375,000 Warrants (the "Option Securities") to cover overallotments in connection with the sale of the Firm Securities. The Firm Securities and any Option Securities purchased are herein called the "Securities". The Securities and the terms under which they are to be offered for sale by the Underwriter is more particularly described in the Prospectus.

         2. The Securities are to be offered to the public by the Underwriter at the price per Share and price per Warrant set forth on the cover page of the Prospectus (the "Public Offering Price"), in accordance with the terms of offering set forth in the Prospectus.

         3. The Underwriter, subject to the terms and conditions hereof, is offering a portion of the Securities for sale to certain dealers who are actually engaged in the investment banking or securities business and who are either (a) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or (b) dealers with their principal places of business located outside the United States, its territories and its possessions and not registered as brokers or dealers under the Securities Exchange Act of 1934, as amended (the "1934 Act"), who have agreed not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein (such dealers who shall agree to sell Securities herering price, less a selling concession
(which may be changed) of not in excess of $    per Share and/or $    per
Warrant payable as hereinafter provided, out of which concession an amount
not exceeding $    per Share and/or $    per

Warrant may be reallowed by Selected Dealers to members of the NASD or foreign dealers qualified as aforesaid. The Selected Dealers who are members of the NASD agree to comply with all of the provisions of the NASD Conduct Rules. Foreign Selected Dealers agree to comply with the provisions of Rule 2740 of the NASD Conduct Rules, and, if any such dealer is a foreign dealer and not a member of the NASD, such Selected Dealer also agrees to comply with the NASD's Interpretation with Respect to Free-Riding and Withholding, and to comply, as though it were a member of the NASD, with the provisions of Rules 2730 and 2750 of the NASD Conduct Rules, and to comply with Rule 2420 thereof as that Rule applies to non-member foreign dealers. The Underwriter has agreed that, during the term of this Agreement, it will be governed by the terms and conditions hereof.

         4. The Underwriter shall act as Underwriter and shall have full authority to take such action as it may deem advisable in respect to all matters pertaining to the public offering of the Securities.

         5. If you desire to act as a Selected Dealer and purchase any of the Securities, your application should reach us promptly by facsimile, letter or telegraph at the offices of Barron Chase Securities, Inc., 7700 West Camino Real, Boca Raton, Florida 33433, Attention: Robert T. Kirk. We reserve the right to reject subscriptions in whole or in part, to make allotments, and to close the subscription books at any time without notice. The Securities allotted to you will be confirmed, subject to the terms and conditions of this Selected Dealers Agreement (the "Agreement").

         6. The privilege of subscribing for the Securities is extended to you only on the condition that the Underwriter may lawfully sell the Securities to Selected Dealers in your state or other applicable jurisdiction.

         7. Any Securities to be purchased by you under the terms of this Agreement may be immediately reoffered to the public in accordance with the terms of offering as set forth herein and in the Prospectus, subject to the securities or Blue Sky laws of the various states or other jurisdictions.

         You agree to pay us on demand for the account of the Underwriter an amount equal to the Selected Dealer concession as to any Securities purchased by you hereunder which, prior to the completion of the public offering as defined in paragraph 8 below, we may purchase or contract to purchase for our account and, in addition, we may charge you with any broker's commission and transfer tax paid in connection with such purchase or contract to purchase. Certificates for Securities delivered on such repurchases need not be the identical certificates originally purchased.

         You agree to advise us from time to time, upon request, of the number of Securities purchased by you hereunder and remaining unsold at the time of such request, and, if in our opinion any such Securities shall be needed to make delivery of the Securities sold or overallotted for the account of the Underwriter, you will, forthwith upon our request, grant to us for the account of the Underwriter the right, exercisable promptly after receipt of notice from you that such right has been granted, to purchase, at the Public Offering Price less the selling concession or such part thereof as we shall determine, such number of Securities owned by you as shall have been specified in our request.

         No expenses shall be charged to Selected Dealers. A single transfer tax, if payable, upon the sale of the Securities by the Underwriter to you will be paid when such Securities are delivered to you. However, you shall pay any transfer tax on sales of Securities by you and you shall pay your proportionate share of any transfer tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against you and other Selected Dealers as a group or otherwise.

         Neither you nor any other person is or has been authorized to give any information or to make any representation in connection with the sale of the Securities other than as contained in the Prospectus.

         8. The first three paragraphs of Section 7 hereof will terminate when we shall have determined that the public offering of the Securities has been completed and upon telefax notice to you of such termination, but, if not theretofore terminated, they will terminate at the close of business on the 30th full business day after the date hereof; provided, however, that we shall have the right to extend such provisions for a further period or periods, not exceeding an additional 30 days in the aggregate upon telefax notice to you.

         9. For the purpose of stabilizing the market in the Securities, we have been authorized to make purchases and sales of the Securities of the Company, in the open market or otherwise, for long or short account, and, in arranging for sales, to overallot.

        10. On becoming a Selected Dealer, and in offering and selling the Securities, you agree to comply with all the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the 1934 Act. You confirm that you are familiar with Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act) and confirm that you have complied and will comply therewith.

         We hereby confirm that we will make available to you such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act, or the rules and regulations thereunder.

         11. Upon request, you will be informed as to the states and other jurisdictions in which we have been advised that the Securities are qualified for sale under the respective securities or Blue Sky laws of such states and other jurisdictions, but we shall not assume any obligation or responsibility as to the right of any Selected Dealer to sell the Securities in any state or other jurisdiction or as to the eligibility of the Securities for sale therein. We will, if requested, file a Further State Notice in respect of the Securities pursuant to Article 23-A of the General Business Law of the State of New York.

         12. No Selected Dealer is authorized to act as agent for the Underwriter, or otherwise to act on our behalf, in offering or selling the Securities to the public or otherwise or to furnish any information or make any representation except as contained in the Prospectus.

         13. Nothing will constitute the Selected Dealers an association or other separate entity or partners with the Underwriter, or with each other, but you will be responsible for your share of any liability or expense based on any claim to the contrary. We shall not be under any liability for or in respect of value, validity or form of the Securities, or the delivery of the certificates for the Securities, or the performance by anyone of any agreement on its part, or the qualification of the Securities for sale under the laws of any jurisdiction, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and for obligations expressly assumed by us or by the Underwriter in this Agreement and no obligation on our part shall be implied herefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the 1933 Act.

         14. Payment for the Securities sold to you hereunder is to be made at the Public Offering Price less the above-mentioned selling concession on such time and date as we may advise, at the office of Barron Chase Securities, Inc., 7700 West Camino Real, Boca Raton, Florida 33433, Attention: Robert T. Kirk, by wire transfer to the account of the Underwriter or by a certified or official bank check in current New York Clearing House funds, payable to the order of Barron Chase Securities, Inc., as Underwriter, against delivery of certificates for the Securities so purchased. If such payment is not made at such time, you agree to pay us interest on such funds at the prevailing broker's loan rate.

         15. Notices to us should be addressed to us at the offices of Barron Chase Securities, Inc., 7700 West Camino Real, Boca Raton, Florida 33433,
Attention: Robert T. Kirk. Notices to you shall be deemed to have been duly given if telephoned, telefaxed, telegraphed or mailed to you at the address to which this Agreement or accompanying Selected Dealer Letter is addressed.

         16. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the choice of law or conflicts of law principles thereof.

         17. If you desire to purchase any Securities and act as a Selected Dealer, please confirm your application by signing and returning to us your confirmation on the duplicate copy of the Selected Dealer Letter enclosed herewith, even though you may have previously advised us thereof by telephone, letter or telegraph.

Our signature hereon may be by facsimile.

                                         Very truly yours,

                                         BARRON CHASE SECURITIES, INC.


                                     BY: _____________________________
                                         Authorized Officer

                             SELECTED DEALER LETTER



Robert T. Kirk, President
Barron Chase Securities, Inc.
7700 West Camino Real
Boca Raton, Florida 33433

         We hereby subscribe for ___________ Shares and/or __________________ Warrants of Eagle Supply Group, Inc. in accordance with the terms and conditions stated in the foregoing Selected Dealers Agreement and this Selected Dealer letter. We hereby acknowledge receipt of the Prospectus referred to in the Selected Dealers Agreement and Selected Dealer letter. We further state that in purchasing said Shares and/or Warrants we have relied upon said Prospectus and upon no other statement whatsoever, whether written or oral. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either (i) a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); or
(ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended, who hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. As a member of the NASD, we hereby agree to comply with all of the provisions of NASD Conduct Rules. If we are a foreign Selected Dealer, we agree to comply with the provisions of Rule 2740 of the NASD Conduct Rules, and if we are a foreign dealer and not a member of the NASD, we agree to comply with the NASD's interpretation with respect to free-riding and withholding, and agree to comply, as though we were a member of the NASD, with provisions of Rules 2730 and 2750 of the NASD Conduct Rules, and to comply with Rule 2420 of the NASD Conduct Rules as that Rule applies to non-member foreign dealers.

                                       Firm: _________________________________

                                         By: _________________________________
                                             (Name and Position)



                                    Address: _________________________________

                                             _________________________________

                              Telephone No.: _________________________________




Dated: ______________, 1998